UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2026

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue,	New York,	NY	10022
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Securities 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.300% Notes due 2029	CL29	New York Stock Exchange
1.375% Notes due 2034	CL34	New York Stock Exchange
3.250% Notes due 2035	CL35	New York Stock Exchange
0.875% Notes due 2039	CL39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jennifer M. Daniels, who has served as Chief Legal Officer and Secretary of Colgate-Palmolive Company (the “Company”) since 2014, has communicated to the Company her intention to retire from the Company in 2026. As a result, on April 8, 2026, the Board of Directors of the Company (the “Board”) elected Betsy Fishbone, currently Executive Vice President, Deputy Chief Legal Officer of the Company, to the position of Chief Legal Officer and Secretary, effective June 1, 2026. Also effective June 1, 2026, the Board elected Ms. Daniels to the position of Vice Chair of the Company to provide for an orderly transition of the Chief Legal Officer and Secretary responsibilities to Ms. Fishbone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               >

COLGATE-PALMOLIVE COMPANY

Date: April 9, 2026	By:	/s/ Stanley J. Sutula III
Name: Stanley J. Sutula III
Title: Chief Financial Officer

3